UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2022

ONCORUS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39575	47-3779757
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hampshire Street Suite 401
Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 320-6400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ONCR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2022, Oncorus, Inc. (the "Company") entered into a loan and security agreement (the "Loan Agreement") with K2 HealthVentures LLC ("K2HV", together with any other lender from time to time party thereto, the “Lenders”), K2HV as administrative agent for the Lenders, and Ankura Trust Company, LLC, as collateral agent for the Lenders. The Loan Agreement provides up to $45.0 million principal in term loans consisting of a first tranche of $20.0 million funded at closing and three subsequent tranches totaling $25.0 million to be funded upon the achievement of certain time-based, clinical and regulatory milestones.

The facility carries a 48-month term with interest only payments for 24 months, subject to increase to up to 36 months upon the Company drawing on the third tranche and no event of default having occurred. The Term Loan will mature on April 1, 2026 and bears a variable interest rate equal to the greater of (i) 7.75% and (ii) the sum of (A) the prime rate last quoted in The Wall Street Journal (or a comparable replacement rate if The Wall Street Journal ceases to quote such rate) and (B) 4.25%. The Company may prepay, at its option, all, but not less than all, of the outstanding principal balance and all accrued and unpaid interest with respect to the principal balance being prepaid of the term loans, subject to a prepayment premium to which the Lenders are entitled and certain notice requirements.

The Lenders may elect at any time following the closing and prior to the full repayment of the term loans to convert any portion of the principal amount of the term loans then outstanding, up to an aggregate of $5.0 million in principal amount, into shares of the Company's common stock, $0.0001 par value per share ("Common Stock"), at a conversion price of $2.2689, subject to customary 9.99% and 19.99% Nasdaq beneficial ownership limitations.

The Loan Agreement contains customary representations and warranties, events of default and affirmative and negative covenants, including covenants that limit or restrict the Company’s ability to, among other things, dispose of assets, make changes to the Company’s business, management, ownership or business locations, merge or consolidate, incur additional indebtedness, pay dividends or other distributions or repurchase equity, make investments, and enter into certain transactions with affiliates, in each case subject to certain exceptions. As security for its obligations under the Loan Agreement, the Company granted the Lenders a first priority security interest on substantially all of the Company’s assets (other than intellectual property), subject to certain exceptions.

In connection with entering into the Loan Agreement, the Company also issued to K2HV a warrant to purchase a number of shares of Common Stock equal to the quotient of 2.95% of the aggregate funded term loan amount divided by $1.5126, the exercise price, up to a maximum of 877,627 shares (the "Warrant"). The Warrant expires on April 1, 2032.

The Loan Agreement and the Warrant each provide the Lenders with certain piggyback registration rights with respect to the shares issuable upon conversion under the Loan Agreement or upon exercise of the Warrant.

The Loan Agreement and the Warrant are filed as Exhibits 10.1 and 4.1 to this Current Report on Form 8-K, respectively. The above descriptions of the Loan Agreement and Warrant do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Loan Agreement and the Warrant filed herewith.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Loan Agreement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2022, the board of directors of the Company (the "Board") appointed Theodore (Ted) Ashburn, M.D., Ph.D., the Company’s President and Chief Executive Officer, as the Company’s principal financial officer and principal accounting officer effective April 1, 2022. Biographical information for Dr. Ashburn is available in the Company’s proxy statement filed with the Securities and Exchange Commission on April 28, 2021 in connection with the Company’s 2021 annual meeting of stockholders, such information being incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 5, 2022, the Company issued a press release announcing the closing of the term loan facility, the execution of the Loan Agreement referred to in Item 1.01, and the relocation of operations and extension of the Company's cash runway referred to in Item 8.01. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation by reference language in such a filing, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On April 5, 2022, the Company announced plans to relocate all of its operations to its approximately 105,000 square foot manufacturing facility in Andover, Massachusetts, of which approximately 41,000 square feet is specifically dedicated to manufacturing processes that are compliant with good manufacturing practices. The Company anticipates the relocation to be complete in the fourth quarter of 2022. In conjunction with the relocation and entry into the Loan Agreement, as well as other initiatives to increase operational efficiency, the Company expects its cash, cash equivalents and investments to fund its capital expenditures and operating expenses into early 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Warrant to Purchase Shares of Common Stock by and between Oncorus, Inc. and K2 HealthVentures LLC, dated April 1, 2022

10.1+	Loan and Security Agreement, by and among Oncorus, Inc., K2 HealthVentures LLC and Ankura Trust Company, LLC, dated April 1, 2022

99.1	Press Release issued by Oncorus, Inc. on April 5, 2022

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

+ Certain portions of this exhibit (indicated by “[***]”) have been omitted as the Company determined they are both not material and are the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCORUS, INC.

Date:	April 5, 2022	By:	/s/ Ted Ashburn
Theodore (Ted) Ashburn, M.D., Ph.D. President and Chief Executive Officer